Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on and derived from the separate historical financial statements of Forward and Omni which are included elsewhere in this offering memorandum, after giving effect to the Merger and the other Transactions, including the assumed Pre-Closing Up-C Reorganization, and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the Transactions as if they had occurred on June 30, 2023. The unaudited pro forma condensed combined statements of operations have been prepared to give effect to the Transactions as if they had occurred on January 1, 2022. All amounts presented within this section are presented in thousands, except per share amounts, unless otherwise noted. As a result of displaying amounts in thousands, rounding differences may exist in the tables in this section.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting based on the guidance in Accounting Standards Codification Topic 805, Business Combinations, under GAAP, with Forward as the acquirer of Omni. Accordingly, consideration given by Forward to complete the Merger will be allocated to the assets and liabilities of Omni based upon their estimated fair values as of the date of completion of the Merger. Any excess of the consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. As of the date of this offering memorandum, Forward has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of all purchase consideration or the Omni assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it completed all analyses of the accounting conclusions under GAAP related to certain consideration or identified all adjustments necessary to conform Omni’s accounting policies to Forward’s accounting policies. For example, the pro forma financial information is prepared on the basis that all issued equity is permanent equity and that all transaction costs incurred by Forward and Omni are on behalf of Forward and therefore included as Forward costs. A final determination of the fair value of Omni’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Omni that exist as of the date of completion of the Merger and, therefore, cannot be made prior to the completion of the Merger. Accordingly, the unaudited pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments from purchase price or conforming accounting adjustments may be material. The preliminary unaudited pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below. Forward estimated the fair value of Omni’s assets and liabilities based on discussions with Omni’s management, preliminary valuation studies, due diligence and information presented in Omni’s financial statements.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of Forward. Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations to synergies and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred to achieve those synergies or to integrate the operations of the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with “Risk Factors,” “Summary Historical Consolidated Financial Data of Forward,” “Summary Historical Combined Financial Data of Omni” and Forward’s and Omni’s historical consolidated financial statements and related notes included elsewhere in this offering memorandum.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2023

($ in thousands)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$18,281	$86,330	$(150,000)	2a.	$162,091	3a.	$116,702
Accounts receivable, net	175,968	192,924	(2,942)	2f.			365,950
Other current assets	21,538	33,359					54,897
Total current assets	215,787	312,613	(152,942)		162,091		537,549

Property and equipment, net of accumulated depreciation and amortization	260,663	77,121					337,784
Operating lease right-of-use assets	144,847	200,249	(36,541)	2b.			308,555
Goodwill	356,763	529,727	741,294	2c.			1,627,784
Other acquired intangibles, net of accumulated amortization	151,218	769,450	575,454	2c.			1,496,122
Other assets	55,295	13,401					68,696
Total assets	$1,184,573	$1,902,561	$1,127,265		$162,091		$4,376,490

Liabilities
Current liabilities:
Accounts payable	$37,085	$31,068	$(2,942)	2f.			$65,211
Accrued expenses	53,265	68,403	93,829	2e.	(74,750)	3a.	140,747
Other current liabilities	12,112	705					12,817
Current portion of debt and finance lease obligations	13,963	16,837	(363)	2b.	(14,727)	3b.	15,710
Current portion of operating lease liabilities	52,801	39,968	(10,827)	2b.			81,942
Current portion of contingent consideration	-	65,621					65,621
Total current liabilities	169,226	222,602	79,697		(89,477)		382,048

Finance lease obligations, less current portion	23,461	9,613	(736)	2b.			32,338
Long term debt, less current portion and debt issuance costs	119,766	1,397,060	(25,997)		251,927	3b.	1,794,750
Operating lease liabilities, less current portion	96,799	184,566	(49,999)	2b.			231,366
Contingent consideration liability, less current portion	-	1,284	12,670	2a.			13,954
Other long-term liabilities	48,437	2,860					51,297
Deferred income taxes	53,275	25,540	125,361	2g.			204,176

Shareholders’ equity
Preferred Stock, $0.01 par value	-	-					-
Class B Convertible Preferred Stock, $10.00 par value	-	-	44	2b.			44
Class C Contingently Convertible Preferred Stock, $10.00 par value	-	-	16	2b.			16
Common stock, $0.01 par value	258	-	8	2b.			266
Additional paid-in capital	277,593	-	518,281	2b.			795,874
Members’ equity	-	153,272	(153,272)	2b.			-
Accumulated other comprehensive loss	-	(4,783)	4,783	2b.			-
Retained earnings	395,758	(89,453)	(4,376)	2b.	(359)	3b.	301,570
Total shareholders’ equity attributable to Forward Air Corporation	673,609	59,036	365,484		(359)		1,071,773
Noncontrolling interest			594,788	2d.			594,788
Total shareholders’ equity	673,609	59,036	960,272		(359)		1,666,561
Total liabilities and shareholders’ equity	$1,184,573	$1,902,561	$1,127,265		$162,091		$4,376,490

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenues	$829,248	$682,442	$(17,578)	2f.			$1,494,112

Operating expenses:
Purchased transportation	366,860	409,572	(17,578)	2f.			758,854
Salaries, wages and employee benefits	166,206	145,510					311,716
Operating leases	53,432	50,850					104,282
Depreciation and amortization	28,148	30,016	38,625	2c.			96,789
Insurance and claims	27,142	-					27,142
Fuel expense	11,058	-					11,058
Change in fair value of contingent consideration	-	12,320					12,320
Other operating expenses	95,682	57,690					153,372
Total operating expenses	748,528	705,958	21,047				1,475,533
Income (loss) from operations	80,720	(23,516)	(38,625)				18,579

Other expense:
Interest expense, net	(4,940)	(79,345)			1,838	3c.	(82,447)
Other income	-	607					607
Foreign exchange gain (loss)	-	(1,240)					(1,240)
Total other expense	(4,940)	(79,978)			1,838		(83,080)
Income (loss) before income taxes	75,780	(103,494)	(38,625)		1,838		(64,501)
Income tax expense (benefit)	19,461	(674)	(32,096)	2g.	369	2g.	(12,940)
Net income (loss) from operations	56,319	(102,820)	(6,529)		1,469		(51,561)
Less: Net income (loss) attributable to noncontrolling interest	-	-	(16,619)	2d.			(16,619)
Net income (loss) attributable to Forward Air Corporation common shareholders	$56,319	$(102,820)	$10,090		$1,469		$(34,942)

Net income per share
Basic	$2.14						$(1.30)
Diluted	$2.13						$(1.30)
Weighted average number of common shares outstanding
Basic	26,144						26,914
Diluted	26,258						26,914

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenues	$982.180	$927,932	$(17,159)	2f.			$1,892,953

Operating expenses:
Purchased transportation	464,322	635,136	(17,159)	2f.			1,082,299
Salaries, wages and employee benefits	172,439	125,684					298,123
Operating leases	46,132	31,319					77,451
Depreciation and amortization	22,725	23,313	42,777	2c.			88,815
Insurance and claims	25,164	-					25,164
Fuel expense	14,179	-					14,179
Change in fair value of contingent consideration	-	7,299					7,299
Other operating expenses	104,323	51,375	93,829	2e.			249,527
Total operating expenses	849,284	874,126	119,447				1,842,857
Income (loss) from operations	132,896	53,806	(136,606)				50,096

Other expense:
Interest expense, net	﷐ (1,977)	(35,817)			(45,976)	3c.	(83,770)
Other income	-	715					715
Foreign exchange gain (loss)	-	3,603					3,603
Total other expense	(1,977)	(31,499)			(45,976)		(79,452)
Income (loss) before income taxes	130,919	22,307	(136,606)		(45,976)		(29,356)
Income tax expense (benefit)	32,803	3,301	(33,165)	2g.	(8,129)	2g.	(5,190)
Net income (loss) from operations	98,116	19,006	(103,441)		(37,847)		(24,166)
Less: Net income (loss) attributable to noncontrolling interest	-	-	(7,789)	2d.			(7,789)
Net income (loss) attributable to Forward Air Corporation common shareholders	$98,116	$19,006	$(95,652)		$(37,847)		$(16,377)

Net income per share
Basic	$3.63						$(0.59)
Diluted	$3.61						$(0.59)
Weighted average number of common shares outstanding
Basic	26,911						27,681
Diluted	27,047						27,681

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenues	$1,973,403	$1,872,269	$(37,851)	2f.			$3,807,821

Operating expenses:
Purchased transportation	906,549	1,242,341	(37,851)	2f.			2,111,039
Salaries, wages and employee benefits	347,970	278,916					626,886
Operating leases	97,094	82,862					179,956
Depreciation and amortization	47,386	53,016	80,960	2c.			181,362
Insurance and claims	49,759	-					49,759
Fuel expense	27,583	-					27,583
Change in fair value of contingent consideration	-	(17,814)					(17,814)
Other operating expenses	231,086	116,239	93,829	2e.			441,154
Total operating expenses	1,707,427	1,755,560	136,938				3,599,925
Income (loss) from operations	265,976	116,709	(174,789)				207,896

Other expense:
Interest expense, net	(5,138)	(102,208)			(61,040)	3c.	(168,386)
Other income	-	4,517					4,517
Foreign exchange gain (loss)	-	2,638					2,638
Total other expense	(5,138)	(95,053)	-		(61,040)		(161,231)
Income (loss) before income taxes	260,838	21,656	(174,789)		(61,040)		46,665
Income tax expense (benefit)	67,647	5,657	(53,699)	2g.	(11,039)	2g.	8,566
Net income (loss) from operations	193,191	15,999	(121,090)		(50,001)		38,099
Less: Net income (loss) attributable to noncontrolling interest	-	-	12,280	2d.			12,280
Net income (loss) attributable to Forward Air Corporation common shareholders	$193,191	$15,999	(133,370)		$(50,001)		$25,819

Net income per share
Basic	$7.17						$0.93
Diluted	$7.14						$0.89
Weighted average number of common shares outstanding
Basic	26,783						27,553
Diluted	26,926						42,533

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1.	The Transactions

On August 10, 2023, Forward Air Corporation (“Forward”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clue Opco LLC, a Delaware limited liability company and wholly owned subsidiary of Forward (“Opco”), Clue Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Opco (“Opco Merger Sub”), Omni Newco, LLC (“Omni”) and the other parties thereto. The Merger Agreement provides that Opco Merger Sub will merge with and into Omni with Omni surviving the merger as a wholly owned subsidiary of Opco (the “Merger”). The Merger consideration payable by Forward will consist of a combination of (a) $150,000 in cash (the “Cash Consideration”) and (b) (i) common equity consisting 770 shares of Forward’s outstanding common stock, par value $0.01 per share (“Forward Common Stock”), 4,365 Opco Class B Units and 4,365 Forward Series B Preferred Units (each as defined in this offering memorandum under “Description of the Merger”) representing 5,135 shares of Forward Common Stock on an as-converted and as-exchanged basis (the “Common Equity Consideration”) and (ii) non-voting, convertible perpetual preferred equity consideration consisting of 1,592 Forward Series C Preferred Units and 9,023 Opco Series C-2 Preferred Units (each as defined in this offering memorandum under the heading “Description of the Merger”) and representing, subject to approval by Forward’s common shareholders in a shareholder vote to be held following the consummation of the Merger, an additional 10,615 shares of Forward Common Stock on an as-converted and as-exchanged basis (the “Convertible Preferred Equity Consideration”). The Forward Series C Preferred Units  will also be entitled to receive dividends declared or paid on the Forward Common Stock on an as-converted basis. In addition, the Forward Series C Preferred Units will accrue on each anniversary of issuance a cumulative annual dividend (without any interim accrual) equal to the product of (a) a rate to be fixed at the closing of the Merger (the “Acquisition Closing”) (which will equal the rate per annum equal to a spread of 3.50% above the yield payable on the most junior tranche of debt issued in connection with the Transactions, rounded to the nearest 0.25%) multiplied by (b) the liquidation preference on the Forward Series C Preferred Units (the “Annual Coupon”). The Annual Coupon will be paid, at Forward’s option, in cash or in-kind by automatically increasing the liquidation preference on the Forward Series C Preferred Units in an equal amount.

Substantially concurrently with the consummation of the Merger, Forward will (a) enter into a new senior secured credit agreement providing for (i) a seven-year senior secured term loan B facility in an aggregate principal amount of up to $925,000 (the “New Term Facility”) and (ii) a five-year senior secured revolving credit facility in an aggregate principal amount of $400,000 (the “New Revolving Credit Facility”; and, together with the New Term Facility, the “New Senior Secured Credit Facilities”) and (b) terminate and refinance in full (i) Forward’s existing senior unsecured credit facility, consisting of a $150,000 term loan facility and $300,000 revolving credit facility (the “Existing Forward Credit Facilities”) and (ii) Omni’s senior secured first lien credit facility consisting of a $1,200,000 term loan facility and a $80,000 revolving credit facility (the “Existing Omni First Lien Credit Facilities”) and $245,000 second lien secured subordinated term loan facility (the “Existing Omni Second Lien Credit Facilities”; together with the Existing Omni First Lien Credit Facilities, the “Existing Omni Credit Facilities” and, the Existing Omni Credit Facilities, together with the Existing Forward Credit Facilities, the “Existing Credit Facilities”) using a portion of the net proceeds of the offering of the notes and the initial borrowings under the New Term Facility, together with cash on hand. The transactions in the immediately preceding sentence are referred to herein as the “Refinancings.”

For the purposes of this pro forma financial information, Forward has assumed the use of the proceeds from the issuance of the $925,000 aggregate principal amount of notes offered hereby (assuming that the notes offered hereby are not issued with any original issue discount) and borrowings under the New Term Facility in the aggregate principal amount of $925,000, together with cash on hand, will be used to pay the Cash Consideration, to effect the Refinancings and to pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions. For the purposes of this pro forma financial information, Forward has assumed a blended annual effective interest rate on this combined $1,850,000 of debt of 8.50% and undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum. If the blended annual effective interest rate were to increase (or decrease) by 12.5 basis points relative to the amount assumed in preparation of these pro forma financial statements, annual pro forma interest expense would increase (or decrease) by approximately $2313. To the extent the notes offered hereby and/or borrowings under the New Term Facility are issued with original issue discount, the amount of drawings on the New Revolving Credit Facility and/or the amount of cash on hand utilized to consummate the Transactions will increase by a corresponding amount.

The transactions described in this Note 1 are referred to as the “Transactions.”

2.	Acquisition Accounting Adjustments

a.	Estimated Purchase Price

Estimated Merger purchase price consideration of approximately $2,611,509 consists of $150,000 of cash, the estimated fair value of contingent consideration in respect of the Tax Receivable Agreement (defined below), the estimated fair value of the Common Equity Consideration and the Convertible Preferred Equity Consideration and the extinguishment of the Existing Omni Credit Facilities. The fair value of the Common Equity Consideration and the Convertible Preferred Equity Consideration portions of the purchase price will be measured at the Acquisition Closing at the then current market price per share of Forward’s Common Stock. The value of the estimated purchase price consideration will change based on fluctuations in the share price of Forward’s Common Stock and that difference may be material. An increase or decrease of 10% in the price of Forward’s Common Stock from the share price assumed in the unaudited pro forma condensed combined financial statements would change the value of the preliminary purchase price consideration by approximately $110,000, which would be reflected as a corresponding increase or decrease in goodwill.

In connection with the Acquisition Closing, a Tax Receivable Agreement (the “Tax Receivable Agreement”) will be entered into by Forward, Opco, existing direct and certain indirect equity holders of Omni (“Omni Holders”) and certain other parties, which sets forth the agreement among holders regarding the sharing of certain tax benefits realized by Forward as a result of the Transactions. Under the Tax Receivable Agreement, Forward will be generally obligated to pay certain Omni Holders 83.5% of (a) the total tax benefit that Forward realizes as a result of increases in tax basis in Opco’s assets resulting from certain actual or deemed distributions and the future exchange of units of Opco unit for shares of securities  of Forward (or cash) pursuant to the amended and restated limited liability company agreement of Opco to be entered into at the Acquisition Closing (the “Opco LLCA”), (b) certain pre-existing tax attributes of certain Omni Holders that are corporate entities for tax purposes, (c) the tax benefits that Forward realizes from certain tax allocations that correspond to items of income or gain required to be recognized by certain Omni Holders, and (d) other tax benefits attributable to payments under the Tax Receivable Agreement. The estimated purchase price assumes that $24,377 of Opco Class B Units and corresponding Forward Series B Preferred Units will be exchanged by Omni Holders for Forward Common Stock. Therefore, an initial tax receivable contingent liability was established. After the Acquisition Closing, the effect of each exchange of Opco Class B Units and corresponding Forward Series B Preferred Units may result in an adjustment to the deferred tax balances and the tax receivable liability. Forward is not able to anticipate the expected timing of, or quantify the dollar amount of, the payments under the Tax Receivable Agreement. The timing and amount of the payments will depend on a variety of factors, including, but not limited to (1) the amount and timing of future exchanges, and the extent to which these exchanges are taxable, (2) the price per share of Forward Common Stock at the time of an exchange, (3) the amount and timing of future income against which to offset the potential tax benefits resulting from the subsequent exchange and (4) the tax laws in effect.

The following table summarizes the components of the estimated purchase price to be paid and issued to the Omni Holders:

Cash consideration	$150,000
Contingent consideration(1)	$12,670

Forward Common Stock issued	770
Forward Series B Preferred Units issued and Opco Class B Units issued	4,365
Forward Series C Preferred Units issued	1,592
Opco Series C-2 Preferred Units issued	9,023

Total shares of Forward Common Stock issued on an as-converted and as-exchanged basis	15,750
Forward’s share price(2)	$69.84
Equity portion of purchase price	$1,100,010
Extinguishment of Existing Omni Credit Facilities	1,435,159

Less: cash acquired	(86,330)

Total estimated purchase price consideration, net of cash acquired	$2,611,509

(1) Represents the estimated fair value of the tax receivable liability. Estimated fair value was calculated using the estimated undiscounted cash flow payments payable by Forward under the Tax Receivable Agreement and a discount rate of 9.25%.

(2) Represents the share price of Forward Common Stock as of September 13, 2023. The equity portion of the purchase price consideration will depend on the market price of Forward Common Stock on the date of the Acquisition Closing.

b.	Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable assets acquired and liabilities assumed related to Omni, with the excess recorded as goodwill. The following table summarizes the preliminary allocation of the estimated purchase price:

Accounts receivable	$192,924
Other current and noncurrent assets	46,760
Property and equipment(1)	77,121
Operating lease right-of-use assets(1)	163,708
Identifiable intangible assets	1,344,904
Goodwill	1,271,021
Total assets acquired	3,096,438
Accounts payable and accrued expenses	99,471
Other current and noncurrent liabilities	3,565
Finance lease obligations(1)	13,249
Operating lease liabilities (1)	163,708
Contingent consideration(2)(3)	79,575
Deferred income taxes	125,361
Total liabilities assumed	484,929
Net assets acquired	$2,611,509

(1) Reflects an adjustment to the book value based on preliminary estimates of fair value.
(2) Reflects the estimated fair value of the tax receivable liability. Estimated fair value was calculated using the estimated undiscounted cash flow payments payable by Forward under the Tax Receivable Agreement and a discount rate of 9.25%.
(3) Reflects the contingent consideration in the amount of $66,905 estimated at fair value in Omni’s historical financial statements plus the Tax Receivable Agreement.

The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when Forward has completed the detailed valuations and necessary calculations. The final amounts allocated to Omni assets and liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary impact on shareholder’s equity of the combined entity. The following table summarizes the pro forma adjustments to shareholders equity:

	As of June 30, 2023
(in thousands)	Eliminate Historical Omni Equity (1)	Record the Combination Consideration	Other Equity Adjustments (2)	Total Pro Forma Adjustment
Preferred stock	$–	$–	$–	$–
Series B Preferred units	–	44	–	44
Series C Preferred units	–	16	–	16
Common stock	–	8	–	8
Additional paid-in capital	–	492,284	–	492,284
Members’ equity	(153,272)	–	–	(153,272)
Accumulated other comprehensive loss	4,783	–	–	4,783
(Accumulated deficit) retained earnings	89,453	–	(93,829)	(4,376)
Subtotal–shareholders’ (deficit) equity	$(59,036)	$492,352	$(93,829)	$339,487

(1) Represents the elimination of historical Omni shareholders’ (deficit) equity.
(2) Includes the estimated transaction costs that are not expected to recur beyond twelve months after the Acquisition Closing.

c.	Intangible Assets and Amortization Expense

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the estimated fair value of acquired identifiable intangible assets and to adjust amortization expense accordingly. The following table summarizes the pro forma adjustments for intangible assets and amortization expense:

		Estimated Amortization Expense
	Preliminary Estimated Fair Value	Year ended December 31, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
Acquired identifiable intangible assets(1)	$1,344,904	$123,698	$61,849	$61,849
Goodwill	1,421,021
Less: Omni’s historical identifiable intangible assets	(769,450)	(42,738)	(23,224)	(19,072)
Less: Omni’s historical goodwill	(529,727)
Pro forma adjustment	$1,466,748	$80,960	$38,625	$42,777

(1)Adjustment to amortization expense was determined using the straight-line method over an estimated useful life ranging from five to twelve years.

The preliminary estimates of fair value and estimated useful lives will likely differ from the final amount the Company will calculate after completing a detailed valuation analysis. As a result, the financial estimates of fair value and estimated useful lives after completing such analysis may be materially different from the preliminary estimates presented herein.

d.	Noncontrolling Interest Adjustment

The noncontrolling interest adjustment to the unaudited pro forma condensed combined financial statements represents the Omni Holders’ interest of 32.2% in Opco. Opco will be structured as an umbrella partnership C corporation through which Omni Holders will hold a portion of the purchase price equity consideration in the form of units that are ultimately exchangeable for Forward Common Stock. Opco issued 4,365 Opco Class B Units and 9,023 Opco Series C-2 Preferred Units to Omni Holders in connection with the Transactions.

e.	Transaction Cost Adjustment

The transaction cost adjustment to the unaudited pro forma condensed combined financial statements represents Omni’s and Forward’s estimated acquisition-related costs of $93,829 that are not expected to recur beyond twelve months after the Acquisition Closing. As of June 30, 2023, Forward’s and Omni’s historical condensed balance sheets reflected a combined accrued expense in the amount of $6,257 for transaction costs.

f.	Intercompany Pro Forma Adjustments

The intercompany pro forma adjustments to the unaudited pro forma condensed combined financial statements represent the transactions between Forward and Omni that would be eliminated in combination.

g.	Income Tax Adjustments

The income tax adjustments to the unaudited pro forma condensed combined financial statements represent the income tax expense of Forward after the consideration of its interest in Opco. The rate of 18.1% for the year ended December 31, 2022, 20.1% for the six months ended June 30, 2023 and 17.7% for the six months ended June 30, 2022 represents the pro forma combined income tax expense for the pro forma combined entity and differs from the statutory rate primarily as a result of no taxes recorded on the portion of the domestic pre-tax income that is allocated to Opco.

h.	Reclassifications

Certain reclassifications have been made to amounts in the Omni historical financial information to conform to the Forward financial statement presentation. The table below summarizes the reclassifications:

Reclassifications in the unaudited pro forma condensed combined balance sheet

As of June 30, 2023
(in thousands)
	Before Reclassification	Reclassification		After Reclassification
Accrued expenses and other	$69,108	$(69,108)	(i)	$-
Accrued expenses	-	68,403	(i)	68,403
Other current liabilities	-	705	(i)	705
Long-term debt, less current portion	1,406,673	(1,406,673)	(ii)	-
Finance lease obligations, less current portion	-	9,613	(ii)	9,613
Long term debt, less current portion and debt issuance costs	-	1,397,060	(ii)	1,397,060

Reclassifications in the unaudited pro forma condensed combined statement of operations

Six Months Ended June 30, 2023
(in thousands)
	Before Reclassification	Reclassification		After Reclassification
Selling, general and administrative	$251,804	$(251,804)	(iii)	$-
Salaries, wages and employee benefits	-	145,510	(iii)	145,510
Operating leases	-	50,850	(iii), (iv)	50,850
Depreciation and amortization	32,262	(2,246)	(iii), (iv)	30,016
Other operating expenses	-	57,690	(iii)	57,690

Reclassifications in the unaudited pro forma condensed combined statement of operations

Six Months Ended June 30, 2022
(in thousands)
	Before Reclassification	Reclassification		After Reclassification
Selling, general and administrative	$208,378	$(208,378)	(v)	$-
Salaries, wages and employee benefits	-	125,684	(v)	125,684
Operating leases	-	31,319	(v)	31,319
Other operating expenses	-	51,375	(v)	51,375

Reclassifications in the unaudited pro forma condensed combined statement of operations

Year Ended December 31, 2022
(in thousands)
	Before Reclassification	Reclassification		After Reclassification
Selling, general and administrative	$474,850	$(474,850)	(vi)	$-
Salaries, wages and employee benefits	-	278,916	(vi)	278,916
Operating leases	-	82,862	(vi), (vii)	82,862
Depreciation and amortization	56,183	(3,167)	(vi), (vii)	53,016
Other operating expenses	-	116,239	(vi)	116,239

(i)          Represents the reclassification of Accrued expenses and other as reflected in Omni’s historical balance sheet as of June 30, 2023 to Accrued expenses and Other current liabilities to conform to Forward’s historical balance sheet presentation.

(ii)         Represents the reclassification of Long-term debt, less current portion as reflected in Omni’s historical balance sheet as of June 30, 2023 to Finance lease obligations, less current portion and Long term debt, less current portion and debt issuance costs to conform to Forward’s historical balance sheet presentation.

(iii)         Represents the reclassification of Selling, general and administrative as reflected in Omni’s historical statement of operations for the six months ended June 30, 2023 to Salaries, wages and employee benefits, Operating leases, Depreciation and amortization, and Other operating expenses to conform to Forward’s historical statement of operations presentation.

(iv)         Represents the reclassification of Amortization expense relating to the right of use assets from Depreciation and amortization as reflected in Omni’s historical statement of operations for the six months ended June 30, 2023 to Operating leases to conform to Forward’s historical statement of operations presentation.

(v)          Represents the reclassification of Selling, general and administrative as reflected in Omni’s historical statement of operations for the six months ended June 30, 2022 to Salaries, wages and employee benefits, Operating leases, and Other operating expenses to conform to Forward’s historical statement of operations presentation.

(vi)         Represents the reclassification of Selling, general and administrative as reflected in Omni’s historical statement of operations for the year ended December 31, 2022 to Salaries, wages and employee benefits, Operating leases, Depreciation and amortization, and Other operating expenses to conform to Forward’s historical statement of operations presentation.

(vii)       Represents the reclassification of Amortization expense relating to the right of use assets from Depreciation and amortization as reflected in Omni’s historical statement of operations for the year ended December 31, 2022 to Operating leases to conform to Forward’s historical statement of operations presentation.

3.	Financing Adjustments

The unaudited pro forma condensed combined financial statements reflect the following adjustments related to the financing, the proceeds of which will be used in part to fund the Transactions:

a. Adjustments to Cash

As of June 30, 2023
Repayment of Existing Omni Credit Facilities	$(1,435,159)
Repayment of Existing Forward Credit Facilities	(122,750)
Amount of notes offered hereby(1)	925,000
Amounts borrowed under the New Term Facility	925,000
Cash paid for fees related to the notes offered hereby, New Term Facility and New Revolving Credit Facility	(55,250)
Cash paid for transaction costs	(74,750)
Total adjustment to cash	$162,091

(1)Assumes the notes offered hereby and the loans under the New Term Facility are issued with no original issue discount. To the extent the notes offered hereby and/or borrowings under the New Term Facility are issued with original issue discount, the amount of drawings on the New Revolving Credit Facility and/or the amount of cash on hand utilized to consummate the Transactions will increase by a corresponding amount.

b. Adjustments to Debt

As of June 30, 2023
Current portion of debt:
Extinguishment of Existing Omni Credit Facilities	$(12,102)
Extinguishment of Existing Forward Credit Facilities	(2,625)
Total adjustments to current portion of debt	$(14,727)
Debt, net of current portion:
Extinguishment of Existing Omni Credit Facilities	(1,423,057)
Extinguishment of Existing Forward Credit Facilities	(120,125)
Record noncurrent portion of the notes offered hereby(1)	925,000
Record noncurrent portion of the New Term Facility(1)	925,000
Less: debt issuance costs(2)	(28,894)
Total adjustment to debt, net current portion	$277,924

(1)Debt obligations are classified as noncurrent debt based on the average term of 7.5 years.
(2)Amount reflects the extinguishment of issuance costs of the Existing Omni Credit Facilities of $25,997 and the debt issuance costs of the Existing Forward Credit Facilities $359 offset by the aggregate debt issuance costs incurred with the notes offered hereby, the New Term Facility and the New Revolving Credit Facility of $55,250.

c. Adjustments to Interest Expense

	Year ended December 31, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
Interest expense for the notes offered hereby, New Term Facility and New Revolving Credit Facility(1)	$159,250	$79,625	$79,625
Amortization of debt issuance costs(2)	7,951	3,976	3,976
Total interest expense	167,201	83,601	83,601
Less: Omni’s historical interest expense and amortization of debt issuance costs	(101,371)	(79,303)	(35,865)
Less: Forward’s historical interest expense and amortization of debt issuance costs	(4,790)	(6,136)	(1,760)
Pro forma adjustment to interest expense	$61,040	$(1,838)	$45,976

(1) Adjustment is based on a blended annual interest rate of 8.50% and undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum. The New Revolving Credit Facility is assumed to be undrawn. If the blended annual interest rate were to increase (or decrease) by 12.5 basis points relative to the amount assumed in preparation of this pro forma financial information, annual pro forma interest expense would increase (or decrease) by approximately $2,313.
(2) Debt issuance costs are amortized on a straight-line basis over a weighted-average period of seven years.